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                                   EXHIBIT 23



                            [DIXON HUGHES PLLC LOGO]



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Southern Community Financial Corporation and Subsidiaries
Winston-Salem, North Carolina


We consent to the incorporation by reference in the registration statements (Nos. 333-76930 and 333-76392) on Forms S-8 of Southern Community Financial Corporation and Subsidiaries of our report dated March 12, 2004 with respect to the consolidated balance sheets of Southern Community Financial Corporation and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of Southern Community Financial Corporation and Subsidiaries.

/s/ Dixon Hughes PLLC

Sanford, North Carolina
March 26, 2004